As filed with the Securities and Exchange Commission on March 31, 2014 Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

_________________________________

ARNO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	200 Route 31 North, Suite 104 Flemington, New Jersey 08822 (862) 703-7170 (Address of principal executive offices)	52-2286452
(State or other jurisdiction of		(I.R.S. Employer
Incorporation or organization)		Identification No.)

_______________________________

2005 STOCK OPTION PLAN

(Full title of the Plan)

__________________________

Mr. Lawrence A. Kenyon

Chief Financial Officer

Arno Therapeutics, Inc.

200 Route 31 North, Suite 104

Flemington, New Jersey 08822

Telephone: (862) 703-7170

(Name and address of agent for service; telephone number,
including area code, of agent for service)

Copies to: Christopher J. Melsha, Esq. Fredrikson & Byron, P.A. 200 South 6th Street, Suite 4000 Minneapolis, Minnesota 55402 Telephone: (612) 492-7000 Facsimile: (612) 492-7077

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.0001 per share	10,280,295	$2.20	$22,616,649	$2,913.02

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.
(2)	Estimated pursuant to Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock on March 25, 2014, as quoted on the OTCQB.

STATEMENT OF INCORPORATION BY REFERENCE

The purpose of this Registration Statement is to register additional shares for issuance under the Registrant’s 2005 Stock Option Plan, as amended. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to such instruction, the contents of the Registration Statement on Form S-8, Reg. No. 333-176664 are incorporated herein by reference, except for in Item 8, Exhibits.

PART II

Item 8. Exhibits.

Exhibit	Description
5.1	Opinion of Fredrikson & Byron, P.A.
23.1	Consent of Crowe Horwath LLP
23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereof)
99.1	Arno Therapeutics, Inc. 2005 Stock Option Plan, as amended through October 29, 2013 (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 10-K filed March 31, 2014).
99.2	Form of stock option agreement for use under the Registrant’s 2005 Stock Option Plan (incorporated by reference to Exhibit 10.4 of the Registrant’s Form 8-K filed June 9, 2008).
99.3	Form of stock option agreement for use under the Registrant’s 2005 Stock Option Plan beginning November 4, 2013 (incorporated by reference to Exhibit 10.34 of the Registrant’s Form 10-K filed March 31, 2014).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Flemington, State of New Jersey, on March 31, 2014.

Arno Therapeutics, Inc.

By:	/s/ Glenn R. Mattes
Glenn R. Mattes
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Glenn R. Mattes and Lawrence A. Kenyon, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this Registration Statement and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof. The undersigned also grants to said attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Glenn Mattes	President, Chief Executive Officer, and Director	March 31, 2014
Glenn Mattes	(Principal Executive Officer)

/s/ Lawrence A. Kenyon	Chief Financial Officer	March 31, 2014
Lawrence A. Kenyon	(Principal Financial and Accounting Officer)

/s/ Arie S. Belldegrun, M.D.	Chairman of the Board	March 31, 2014
Arie S. Belldegrun, M.D.

/s/ William F. Hamilton, Ph.D.	Director	March 31, 2014
William F. Hamilton, Ph.D.

/s/ Tomer Kariv	Director	March 31, 2014
Tomer Kariv

/s/ Yacov Reizman	Director	March 31, 2014
Yacov Reizman

/s/ Steven B. Ruchefsky	Director	March 31, 2014
Steven B. Ruchefsky

/s/ David M. Tanen	Secretary and Director	March 31, 2014
David M. Tanen

/s/ Randy Thurman	Vice Chairman of the Board	March 31, 2014
Randy Thurman

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INDEX TO EXHIBITS FILED HEREWITH

Exhibit	Description
5.1	Opinion of Fredrikson & Byron, P.A.
23.1	Consent of Crowe Horwath LLP

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